BEVERLY NATIONAL CORPORATION

                                  NOTICE OF

                        ANNUAL MEETING OF SHAREHOLDERS

                               MARCH 24, 1998
                        -----------------------------

NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Beverly National Corporation ("Corporation") will be held at the main office of the Corporation at 240 Cabot Street, Beverly, Massachusetts, on March 24, 1998, at 3 o'clock P.M., for the purpose of considering and voting upon the following matters:

    (1) Fixing the number of directors who shall constitute the full Board of Directors at nine.

    (2) Election as director of the individuals listed as nominee in the Proxy Statement accompanying this notice of meeting, who together with the directors whose terms of office do not expire at this meeting, will constitute the full Board of Directors.

    (3) Such other matters as may properly be brought before the meeting and any adjournment thereof.

The record date and hour for the determining shareholders entitled to notice of, and to vote at, this meeting, has been fixed at 5 o'clock P.M., February 17, 1998.

                                            By order of the Board of Directors,

                                              /s/ Julia L. Robichau
                                              ------------------------
                                              Julia L. Robichau, Clerk

February 23, 1998

-------------------------------------------------------------------------------
PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.
-------------------------------------------------------------------------------

                            BEVERLY NATIONAL CORPORATION

                                 PROXY STATEMENT

                        1998 ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 24, 1998


     The following information is furnished in connection with the solicitation of proxies by the management of Beverly National Corporation ("Corporation), whose principal executive office is located at 240 Cabot Street, Beverly, Massachusetts, (Telephone 978-922-2100) for use at the 1998 Annual Meeting of Shareholders of the Corporation to be held on March 24, 1998.

     As of February 17, 1998, 765,537 shares of common stock, $2.50 par value ("Common Stock"), of the Corporation were outstanding and entitled to be voted.

     The record date and hour for determining shareholders entitled to vote has been fixed at 5 o'clock P.M., February 17, 1998. Only shareholders of record at such time will be entitled to notice of, and to vote at, the meeting. Shareholders are urged to sign the enclosed form of proxy solicited on behalf of the management of the Corporation and return it at once in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholder's directions. If no directions are given, proxies will be voted to fix the number of directors at nine and to elect the nominees listed below.

     The affirmative vote of the holders of a majority of Common Stock of the Corporation present or represented and voting at the meeting is required to fix the number of directors at nine. The affirmative vote of a plurality of the votes cast by shareholders is required to elect directors.

     The 1997 Annual Report of the Corporation containing financial statements for 1997 is being mailed to the shareholders with the mailing of this Notice and Proxy Statement.

     The cost of the solicitation of proxies is being paid by the Corporation. The Proxy Statement will be mailed to the shareholders of the Corporation on or about February 23, 1998.

                         DETERMINATION OF NUMBER OF DIRECTORS
                              AND ELECTION OF DIRECTORS
                              -------------------------

     The persons named as proxies intend to vote to fix the number of directors for the ensuing year at nine and vote for election of the individuals named below as nominees for election as director, to hold office until the 2000 annual meeting in the case of one nominee, and the 2001 annual meeting in the case of three nominees, as described below. If any nominee should not be available for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion or may vote to fix the number of directors at less than nine. The management does not anticipate that any nominee will be unavailable.

     The By-Laws of the Corporation provide in substance that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the term of office of one class shall expire and a successor class be elected at each annual meeting of shareholders.

     The present number of directors is nine. The Board was reduced from ten to nine in December, 1997 by the resignation of Barry A. Sullivan, which was accepted by the Board with deep regret. It is proposed by the Board that at the meeting, the number of directors who shall constitute the full Board of Directors until the next annual meeting be fixed at nine, with one of the nominees, Mr. Wiltshire, elected to serve until 2000, and the other three nominees, Messrs. Booth, Good and Clark Smith, be elected to serve until 2001, as listed below.

     Opposite the name of the nominees for election at this meeting and each director continuing in office in the following tables are shown: (1) the number of shares of stock of the Corporation owned beneficially by the individual, including exercisable stock options; (2) The date on which the individual's term of office as director began; (3) the term of office for which the individual will serve; (4) the individual's current principal occupation or employment.

                     Nominees for election at this Meeting
                     -------------------------------------
                    Shares of     On Board of
                    Stock owned   Directors of
                    Beneficially the Corporation
                       as of        or Its         Term
                    February 17,  Predecessor       of    Principal
        Name        1998 (1)(2)      Since        Office  Occupation
------------------- ------------ --------------- ------- ----------
James D. Wiltshire     3,456          1993         2000  Consultant

Richard H. Booth       3,800          1993         2001  Stockbroker-Retired

John L. Good, III      5,721          1987         2001  Vice President
                                                         Community Relations
                                                         & Development-
                                                         Beverly Hospital

Clark R. Smith         3,648          1994         2001  Attorney, Family
                                                         Foundation

                               Directors Continuing in Office
                               ------------------------------
                        Shares of    On Board of
                        Stock owned  Directors of
                        Beneficially the Corporation
                           as of        or Its         Term
                        February 17,  Predecessor       of    Principal
       Name              1998 (1)(2)     Since        Office  Occupation
-------------------     ------------ --------------- -------- ---------
Neiland J. Douglas,Jr.      7,251         1977         1999   President-Morgan
                                                              and Douglas
                                                              Planning and
                                                              Research

John N. Fisher              6,770         1989         2000   President,
                                                              Fisher & George
                                                              Electrical Co.,
                                                              Inc.

Mark B. Glovsky, Esq.         905         1996         1999   Attorney, Member
                                                              of the Law Firm
                                                              of Glovsky &
                                                              Glovsky

Alice B. Griffin            4,442         1992         2000   Consultant

Lawrence M. Smith          40,118         1981         1999   President,
                                                              Beverly National
                                                              Corporation and
                                                              Beverly National
                                                              Bank

NOTE
----

     (1) Beneficial ownership of stock for the purpose of this statement includes securities owned by the spouse and minor children and any relative with the same address. Certain directors may disclaim beneficial ownership of certain of the shares listed beside their names.

     (2) Includes stock options to purchase shares which were exercisable as of February 17, 1998 or within 60 days thereafter, as listed: Richard H. Booth, 2,700; Neiland J. Douglas, Jr., 5,155; John N. Fisher, 3,205; Mark B. Glovsky, 655, John L. Good, III, 5,155; Alice B. Griffin, 3,205; Clark R. Smith, 655; Lawrence M. Smith, 35,290; and James D. Wiltshire, 2,756.

OTHER MATTERS
-------------

     The management knows of no business which will be presented for consideration at the meeting other than that set forth in this Proxy Statement. However, if any such business comes before the meeting, the persons named as proxies will vote thereon according to their best judgment.

                                         By order of the Board of Directors
                                            /s/ Lawrence M. Smith
                                            -------------------------------
                                            Lawrence M. Smith
                                            President

Beverly, Massachusetts
February 23, 1998

                            BEVERLY NATIONAL CORPORATION
                                    PROXY FOR
                           ANNUAL MEETING OF SHAREHOLDERS

                                  March 24, 1998

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned shareholder of BEVERLY NATIONAL CORPORATION hereby nominates, constitutes and appoints Richard
F. Mooney and Kevin M. Dalton, Esq. and each of them (with full power to act alone). true and lawful attorneys, agents and proxies, with power of said Corporation to be held at the main office of the Corporation at 240 Cabot Street, Beverly, Massachusetts on March 24, 1998, at 3 o'clock P.M., and any adjournments thereof and thereat to vote or otherwise act in respect of all the shares of capital stock of said Corporation that the undersigned shall be entitled to vote, with all powers there undersigned would possess if personally present, upon the following matters:

A.  1.  Fixing the number of directors who           For   Against   Abstain
        shall constitute the full Board of
        Directors at nine.                           ( )     ( )       ( )

    2.  Election as directors of the
        individuals listed as nominees in the
        Proxy Statement accompanying this Proxy,
        who, together with the directors whose       ( )     ( )       ( )
        terms of office do not expire at this
        meeting, will constitute the full
        Board of Directors.

    3.  Whatever other business may be brought
        before said meeting or any                   ( )     ( )       ( )
        adjournment thereof.

B. IF ANY OF THE INDIVIDUALS LISTED AS A NOMINEES FOR DIRECTOR IN THE PROXY STATEMENT DATED FEBRUARY 23, 1998 AND THE ACCOMPANYING NOTICE OF SAID MEETING IS UNAVAILABLE AS A CANDIDATE OR ANY OTHER NOMINATION IS MADE OR IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS ACTING HEREUNDER UNLESS EITHER "AGAINST" OR "ABSTAIN" IS INDICATED IN RESPONSE TO ITEM A.3 ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT.

Dated:  February 23, 1998

                                             ---------------------------------
                                             (Signature of Shareholder)

                                             ---------------------------------
                                             (Signature of Shareholder)

                                             No. of Shares__________________

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.